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                                                                   Exhibit 10.1

                       GUARANTEE AND COLLATERAL AGREEMENT

         GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 5, 1999 (this "Guarantee"), made by LORAL SATCOM LTD., a Bermuda company ("SatCom"), LORAL SATELLITE, INC., a Delaware corporation ("Loral Satellite," and together with SatCom and any Person that may become a party hereto as provided herein, individually a "Guarantor"; collectively, the "Guarantors"), in favor of Bank of America, National Association, as collateral agent (in such capacity, the "Collateral Agent") under the Collateral Agency Agreement, dated as of August 5, 1999 (the "Collateral Agency Agreement") for the several lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of August 5, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Globalstar, L.P., a Delaware limited partnership (the "Borrower"), the Lenders and Bank of America, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that SatCom and Loral Satellite shall have executed and delivered this Guarantee to the Collateral Agent for the ratable benefit of the Lenders; and

         WHEREAS, SatCom and Loral Satellite are each controlled, directly or indirectly, by Loral Space & Communication Ltd., a Bermuda company ("Loral"), and, as a result of entering into this Guarantee, Loral, SatCom and Loral Satellite will derive substantial direct and indirect benefit.

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement, each Guarantor hereby agrees with the Collateral Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Equipment and General Intangibles. As used herein, the following terms shall have the following meanings:

        "Acceptable Collateral": assets of the Guarantors which are acceptable to the Administrative Agent and all the Lenders in their sole discretion.


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         "Appraised Value": as to any Satellite, the value of such Satellite as determined, prior to the Closing Date, by Ascent, or, at any time thereafter, by an Approved Appraiser pursuant to Section 11(l). The Appraised Value of any Satellite determined after the Closing Date shall be determined using the same valuation methods employed by Ascent prior to the Closing Date, unless otherwise agreed by the Administrative Agent.

         "Approved Appraiser": any qualified third party appraiser acceptable to the Administrative Agent.

         "Ascent": Ascent Communications, Inc.

         "Attributable Debt": with respect to a Sale and Leaseback Transaction, at the time of determination thereof, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Availability Agreement": the Availability Agreement, dated as of August 5, 1999, between SatCom, Loral Satellite and Loral SpaceCom with respect to Telstar 6 (including the related FCC Licenses) and the Satellites, as the same may be amended, supplemented or otherwise modified from time to time.

         "Before Launch Appraised Value": with respect to Telstar 7, the Appraised Value of Telstar 7 prior to the launch thereof as determined by Ascent prior to the Closing Date.

         "Board of Directors": the board of directors of Loral.

         "Change of Control": an event or series of events as a result of which
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of shares entitling the holder thereof to cast more than 35% of the votes for the election of directors of Loral, (ii) at any time, Continuing Directors do not constitute a majority of the Board of Directors, or (iii) at any time, Loral shall cease, directly or indirectly, to own all of the outstanding capital stock of SatCom or Loral Satellite.

         "Collateral Coverage Ratio": at any time, the ratio of (a) the Collateral Pool Value at such time to (b) the difference between (i) the aggregate principal amount of Loans then outstanding and (ii) the sum of (x) the aggregate undrawn face amount of Acceptable Letters of Credit, (y) the aggregate sum of Acceptable Letters of Credit and (z) the aggregate sum of balances (consisting of cash and Collateral Cash Equivalents) on deposit in (A) the Letter of Credit Cash Collateral Account and (B) the SatCom Collateral Account.




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         "Collateral Pool": as defined in Section 3.

         "Collateral Pool Value": at any time, the sum of, without duplication, 90% of (i) the Appraised Value of any Orbiting Satellites, (ii) in the event that (A) a Replacement Satellite is then being constructed pursuant to Section 11(o) or 11(p) and (B) the Satellite Contract with respect thereto is still in full force and effect, the Before Launch Appraised Value of Telstar 7 and (iii) at any time prior to the earlier of (x) a Successful Launch of Telstar 7 or (y) a Launch Failure of Telstar 7, the Before Launch Appraised Value of Telstar 7, in each case at the time of such determination; provided that the Appraised Value of any Orbiting Satellite shall be included in the Collateral Pool Value only if all of the outstanding Equity Interests of the owner of the transponders on such Orbiting Satellite are pledged to the Collateral Agent as security for the Obligations pursuant to this Guarantee.

         "Combined EBITDA": with respect to SatCom and Loral Satellite for any period, the sum of the Combined Net Income for such period plus, to the extent deducted in computing such Combined Net Income, the sum of (i) income tax expense, (ii) interest expense (exclusive of interest income), (iii) depreciation and amortization expense and any other non-cash charges, and (iv) any extraordinary losses (minus extraordinary gains), all as determined on a combined basis in accordance with GAAP.

         "Combined Net Income": with respect to SatCom and Loral Satellite for any period, the net income of SatCom and Loral Satellite and their respective consolidated Subsidiaries, for such period, as determined on a combined basis in accordance with GAAP for such period.

         "Combined Net Worth": at any date, all amounts that would in conformity with GAAP, be included on a combined balance sheet of SatCom, Loral Satellite and their respective consolidated Subsidiaries under the stockholders' equity at such date.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with SatCom within the meaning of Section 4001 of ERISA or is part of a group which includes SatCom and which is treated as a single employer under Section 414 of the Code.

         "Constructive Failure": with respect to any Satellite, the occurrence of any event or circumstance (other than a Launch Failure or a Total Failure) which results in the payment of amounts under the insurance for such Satellite as if a Total Failure had occurred.

         "Continuing Director": the directors of Loral on the Closing Date and each other director, if, in each case, such other director's nomination for election to the Board of Directors is recommended by at least a majority of the then Continuing Directors.

         "Disqualified Stock": any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the

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option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the final installment on the Term Loans is due.

         "Excess Insurance Proceeds": as to any Satellite, the excess of the amount of insurance proceeds received as a result of an In-Orbit Failure or Launch Failure of such Satellite over the then replacement cost of such Satellite, provided that such excess proceeds shall not constitute Excess Insurance Proceeds unless the cost of the incremental increase in premiums for insurance policies resulting in such excess proceeds shall have been financed by equity proceeds contributed by Loral.

         "FCC": the Federal Communications Commission.

         "FCC Licenses": all licenses issued by the Federal Communications Commission with respect to any Satellite.

         "Ground Stations": the collective reference to the ground control stations with respect to any Satellite.

         "Guarantor Obligations": as to any Guarantor, all obligations of such Guarantor under this Guarantee and the other Loan Documents.

         "In-Orbit Failure": with respect to any Satellite, the occurrence of a Total Failure or a Constructive Failure with respect to such Satellite.

         "Intercompany Notes": any intercompany note evidencing intercompany loans made by SatCom to Loral, substantially in the form of Exhibit A hereto.

         "Launch Failure": with respect to any Satellite, any launch thereof which does not result in a Successful Launch of such Satellite.

         "Loral Corporation": Loral Space & Communications Corporation, a Delaware corporation.

         "Loral Satellite Collateral Account": as defined in Section 11(m)(i).

         "Loral SpaceCom": Loral SpaceCom Corporation, a Delaware corporation.

         "Master Lease Agreement": as defined in Section 11(b).

         "Material Adverse Effect": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of SatCom, Loral Satellite and their respective Subsidiaries, taken as a whole, (b) the ability of any Guarantor to perform its obligations under this Guarantee or any other Loan Document or (c) the validity or

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enforceability of any of the Loan Documents or the material rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

         "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Orbiting Satellite": at any time, any Satellite which has experienced a Successful Launch and has not suffered an In-Orbit Failure.

         "Partial Failure": with respect to any Satellite, the occurrence of a loss of capacity of any transponders on such Satellite to the extent such loss does not result in an In-Orbit Failure of such Satellite.

         "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which any Guarantor or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

         "Properties": as defined in Section 10(n).

         "Replacement Satellite": any Satellite constructed or purchased pursuant to a Satellite Contract pursuant to Section 11(o) or 11(p) as a result of a Telstar 7 Launch Failure or an In-Orbit Failure of any Orbiting Satellite.

         "Responsible Officer": the Chairman, the President or any Vice President of SatCom.

         "Sale and Leaseback Transaction": an arrangement relating to property now owned or hereafter acquired whereby SatCom or a Subsidiary transfers such property to a Person and SatCom or a Subsidiary leases it from such Person.

         "Satellite": Telstar 6, Telstar 7, Telstar 7-R or Telstar R.

         "Satellite Contract": any contract entered into between Loral SpaceCom and SS/L or a third party pursuant to Section 11(o) or 11(p) with respect to the construction or purchase of a Replacement Satellite the material terms of which shall be reasonably acceptable to the Administrative Agent.

         "SatCom Cash Collateral Agreement": as defined in Section 11(m)(i).

         "SatCom Collateral Account": as defined in Section 11(m)(i).
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         "SatCom Default": any of the events specified in Section 14 whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "SatCom Event of Default": any of the events specified in Section 14, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Secured Parties": as defined in Section 2.

         "SS/L": Space Systems/Loral, Inc., a Delaware corporation.

         "Successful Launch": with respect to any Satellite, the successful launch and placement of such Satellite into proper geosynchronous orbit at a predetermined longitudinal location or, in the case of Telstar 7, at 129(degree) West Longitude, in any case as certified by a Responsible Officer.

         "Telstar 6": the satellite (and all transponders located thereon) constructed pursuant to the Satellite Contract Number LLJ108E, dated as of October 5, 1995, between Loral SpaceCom and SS/L with respect to the construction of Telstar 6.

         "Telstar 7": the satellite (and all transponders located thereon) constructed pursuant to the Telstar 7 Satellite Construction Contract.

         "Telstar 7 Launch Failure": the occurrence of a Launch Failure during the launch of Telstar 7.

         "Telstar 7-R": a Replacement Satellite constructed pursuant to a Satellite Contract entered into pursuant to Section 11(p) or purchased as a result of a Telstar 7 Launch Failure.

         "Telstar R": a Replacement Satellite constructed pursuant to a Satellite Contract entered into pursuant to Section 11(o) or purchased as a result of an In-Orbit Failure of an Orbiting Satellite.

         "Total Failure": as to any Satellite, the complete loss, destruction or failure of such Satellite or the occurrence of or any other event or circumstance as a result of which such Satellite or all of the transponders on such Satellite are no longer available for their intended use or such Satellite ceases to be in its proper geosynchronous orbit.

         "Transponder Transfer Agreement": as defined in Section 11(b).

         "TT&C Agreement": the Amended and Restated Agreement, effective as of August 5, 1999, between SatCom and Loral SpaceCom, covering professional services related to Telstar 6, as the same may be amended, supplemented or otherwise modified from time to time.
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         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (d) For purposes of this Guarantee, the terms "Lender" shall include any Affiliate of a lender which has entered into a Hedge Agreement with the Borrower if such Hedge Agreement is designated by the Borrower as a Hedge Agreement for purposes of this Guarantee and the term "Loan Document" shall include any such Hedge Agreement.

         2. Guarantee. (a) Subject to Sections 2(e) and (f), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to the Collateral Agent, for the ratable benefit of the Administrative Agent, the Collateral Agent, the Lenders and their respective successors, indorsees, transferees and assigns (collectively, the "Secured Parties"), the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) Each of the Guarantors further, jointly and severally agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Collateral Agent, the Administrative Agent or any Lender in enforcing, or (in the case of a Lender, a Default shall have occurred and be continuing under the Credit Agreement) obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantors under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations, subject to the provisions of Sections 2(e) and (f).

         (c) No payment or payments made by the Borrower, any of the Guarantors or any other Person or received or collected by the Collateral Agent, the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of such Guarantor hereunder which liability shall continue, notwithstanding any such payment or payments, until the Obligations are paid in full and the Commitments are terminated.

         (d) Each of the Guarantors agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent, the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Collateral Agent, the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

         (e) Subsection 2.5 of the Credit Agreement sets forth the terms on which the obligations of each Guarantor under this Guarantee may be reduced and increased and certain


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other arrangements with respect to this Guarantee and other matters. Each
Guarantor acknowledges and agrees to the provisions of subsection 2.5 of the Credit Agreement and to be bound by the provisions thereof. No amendment of subsection 2.5 of the Credit Agreement and no amendment to the Credit Agreement which increases the amount of any of the Commitments or which extends the Revolving Credit Termination Date or the Termination Date shall be effective as to such Guarantor without its prior written consent.

         (f) This Guarantee shall terminate, and the obligations of the Guarantors hereunder (including under Sections 10, 11, 12 and 13) shall be released, on the Release Date.

         3. Collateral. (a) Each of the Guarantors hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral Pool"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantor
Obligations:

         (i) Telstar 6, Telstar 7 and any Replacement Satellite;

         (ii) the Availability Agreement, the TT&C Agreement and all other agreements entered into pursuant to Section 11(b);

         (iii) to the extent permitted by applicable law, the FCC Licenses;

         (iv) all transponder lease agreements to which such Guarantor is a party (including, without limitation, all Master Lease Agreements);

         (v) the Intercompany Notes;

         (vi) the SatCom Collateral Account, the Loral Satellite Collateral Account and any other collateral account established pursuant to the Collateral Agency Agreement;

         (vii) the Transponder Transfer Agreements;

         (viii) all Accounts, General Intangibles (including construction and purchase contracts) and Equipment, in each case solely to the extent relating to any other item in the Collateral Pool;

         (ix) all books and records pertaining to the Collateral Pool;

         (x) the Equity Interests of any Subsidiary of such Guarantor; and

         (xi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.


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         (b) So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Guarantors shall be permitted to
(i) remove any Satellite or transponder on any Satellite from the Collateral Pool upon delivery to the Collateral Agent of Acceptable Collateral, together with such appraisals thereof as may be required by and be satisfactory to the Administrative Agent and the Majority Lenders, and (ii) remove any Satellite or transponder on any Satellite from the Collateral Pool, in each case, provided that no such removal shall be permitted (A) if, after giving effect thereto, the Collateral Coverage Ratio, as computed after giving effect to such removal or substitution, would be less than 1.20 to 1.00 and (B) unless the Acceptable Collateral (if any) is then subject to a fully perfected security interest in favor of the Collateral Agent pursuant to this Guarantee, and provided further that (x) no more than 25% of the transponders on any Satellite may be removed (except in connection with the removal of a Satellite) from the Collateral Pool pursuant to clause (ii) above and (y) for purposes of determining compliance with clause (A) above and Section 11(a), the Appraised Value of any Satellite shall be immediately reduced by the proceeds received from any such sale of any transponders on such Satellite.

         (c) So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Guarantors shall be permitted to make cash withdrawals from the SatCom Collateral Account, the Loral Satellite Collateral Account or any other collateral account maintained by the Guarantors in connection with the Guarantee.

         (d) The Collateral Agent shall release the Collateral on the Release Date. Any Lien on any property which is removed from the Collateral Pool in accordance with Section 3(b) shall automatically be released upon such removal.

         4. Right of Set-off. Each of the Collateral Agent, the Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time to the extent permitted by law without notice to any of the Guarantors, any such notice being expressly waived by such Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent, the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Collateral Agent, the Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of such Guarantor to the Collateral Agent, the Administrative Agent or such Lender hereunder and claims of every nature and description of the Collateral Agent, the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Document or otherwise, as the Collateral Agent, the Administrative Agent or such Lender may elect, whether or not the Collateral Agent, the Administrative Agent or such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent, the Administrative Agent and each Lender shall notify each such Guarantor promptly of any such set-off and the application made by the Collateral Agent, the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, the Administrative Agent and each Lender under this paragraph are in addition to other

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rights and remedies (including, without limitation, other rights of set-off)
which the Collateral Agent, the Administrative Agent or such Lender may have.

         5. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application of funds of any Guarantor by the Collateral Agent, the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent, the Administrative Agent or any Lender against the Borrower or any other Guarantor or against any collateral security or guarantee or right of set-off held by the Collateral Agent, the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent, the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent, the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with the Collateral Agency Agreement.

         6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Collateral Agent, the Administrative Agent or any Lender may be rescinded by the Collateral Agent, the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off with respect thereto, may from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent, the Administrative Agent or any Lender, and (subject to Section 2(e)) the Credit Agreement, any Notes, and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the Administrative Agent (or the Required Lenders, Majority Lenders or Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent, the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Collateral Agent, the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve

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such Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent, the Administrative Agent or any Lender against such Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent, the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or any of the Guarantors, on the one hand, and the Collateral Agent, the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any other Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement, any Note, or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or release as a result of the occurrence of the Release
Date) which may at any time be available to or be asserted by the Borrower against the Collateral Agent, the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, any other Guarantor, or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent, the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor, or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor, or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent, the Administrative Agent or any Lender against any Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each of the Guarantors and its successors and assigns thereof, and shall inure to the benefit of the Collateral Agent, the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of such Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, subject to the provisions of Sections 2(e) and (f) and notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations. No Guarantor shall be released from its obligations under this Guarantee because of the failure of any other Guarantor (as defined in the Credit Agreement) to perform its obligations under its Guarantee (as defined in the Credit Agreement).

         8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9. Payments. Each Guarantor hereby agrees that the Guarantor Obligations will be paid to the Collateral Agent without set-off or counterclaim in U.S. Dollars at the office of the Collateral Agent located at c/o Bank of America, National Association, Agency Administrative Services #5596, 1850 Gateway Boulevard, 5th Floor, Concord, California 94250.

         10. Representations and Warranties. In order to induce the Lenders to make the Loans pursuant to the Credit Agreement, each Guarantor hereby represents and warrants to the Collateral Agent, the Administrative Agent and to each Lender that:

         (a) Financial Condition. The unaudited balance sheet of SatCom on a stand-alone basis at March 31, 1999, copies of which have heretofore been furnished to each Lender, is complete and correct in all material respects and presents fairly the financial condition of SatCom as at such date. Such balance sheet has been prepared in accordance with GAAP (except for the absence of footnotes).

         (b) No Change. Since March 31, 1999 (i) there has been no change in the business, operations, property or financial or other condition of SatCom that has or could reasonably be expected to have a Material Adverse Effect, (ii) no dividends or other distributions have been declared, paid or made upon any shares of capital stock of SatCom nor have any shares of capital stock of SatCom been redeemed, retired, purchased or otherwise acquired for value by SatCom except as permitted by Section 13(e) and (iii) no Guarantor has engaged in any business or incurred any liabilities prior to or after the Closing Date, other than as relates to such Guarantor's limited businesses as previously disclosed to the Administrative Agent.

         (c) Corporate Existence; Compliance with Law. Such Guarantor and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (d) Corporate Power; Authorization; Enforceable Obligations. Such Guarantor has the corporate power and authority and the legal right to make, deliver and perform this Guarantee and the other Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and the other Loan Documents to which it is a party. Except as set forth on Schedule 10(d), no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee or any security interests created pursuant to this Guarantee, other than those which have been obtained or made and are in full force and effect. This Guarantee has been duly executed and delivered by such Guarantor. This Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (e) No Legal Bar. The execution, delivery and performance of this Guarantee will not violate any Requirement of Law or any Contractual Obligation applicable to such Guarantor or any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

         (f) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Guarantee or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         (g) No Default. Such Guarantor is not in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect.

         (h) Ownership of Property; Liens. Such Guarantor has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property, and none of such property is subject to any Lien, except for Liens permitted under Section 13(b).

         (i) Taxes. Such Guarantor has filed or caused to be filed all tax returns which to the knowledge of such Guarantor are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Guarantor, as the case may be, and other than those the non-payment of which could not, in the aggregate, reasonably be expected to have a Material

Adverse Effect); and no federal income tax liens have been filed and, to the knowledge of such Guarantor, no claims are being asserted with respect to any such taxes, fees or other charges, except any such claims which could not reasonably be expected to have a Material Adverse Effect.

         (j) Federal Regulations. Such Guarantor is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

         (k) ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan which has resulted or could reasonably be expected to result in a liability to such Guarantor in excess of $1,000,000, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed, by more than $1,000,000, the value of the assets of such Plan allocable to such accrued benefits. None of the Guarantors nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither such Guarantor nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Guarantor or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, where such liability could, in the aggregate, reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

         (l) Investment Company Act; Other Regulations. Such Guarantor is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Such Guarantor is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         (m) Subsidiaries. Such Guarantor has no Subsidiaries as of the Closing Date.

         (n) Environmental Matters. Each of the representations and warranties set forth in paragraphs (i) through (v) of this Section is true and correct with respect to each parcel of real property owned or operated by such Guarantor (the "Properties"), except to the extent that (a) the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect or (b) such Guarantor fully indemnified against any liabilities by creditworthy Persons which may result from any such failure to be so true and correct:

         (i) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

         (ii) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

         (iii) Such Guarantor has not received any written complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is such Guarantor aware that any Governmental Authority is threatening to deliver to such Guarantor any such notice.

         (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location in violation of any Environmental Law.

         (v) There are no governmental, administrative actions or judicial proceedings pending or (to the knowledge of such Guarantor) contemplated under any Environmental Laws to which such Guarantor is or (to the knowledge of such Guarantor) will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

         (o) Year 2000 Matters. Each Guarantor shall take all actions reasonably believed by it to be necessary and commit resources reasonably believed by it to be adequate to assure that its computer-based and other systems are able to effectively process data including dates before, on and after January 1, 2000 without experiencing any Year 2000 Problem that could reasonably be expected to have a Material Adverse Effect. At the request of the Administrative Agent, each Guarantor shall provide or cause to be provided to each Lender information (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the Year 2000 Compliance of such Guarantor and its abilities to conduct its business and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect.

         (p) Full Disclosure. All information heretofore furnished by such Guarantor to the Collateral Agent, the Administrative Agent or any Lender for purposes of or in connection with this Guarantee or any transaction contemplated hereby is, and all such information hereafter furnished by such Guarantor to the Collateral Agent, the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. Such Guarantor has disclosed to the Lenders in writing any and all facts which could reasonably be expected to have a Material Adverse Effect.

         (q) Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office in the United States are specified on Schedule 1.

         (r) Equipment, Ground Stations and Satellite Construction Sites. (a) On the date hereof, the Equipment (other than mobile goods) is found at the locations listed on Schedule 2 and the Ground Stations are found at the locations listed on Schedule 3 and (b) the location of the construction site of each Satellite is listed on Schedule 4.

         Such Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor to the extent they relate to such Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date, except to the extent they expressly relate to an earlier date and, in the case of Sections 10(q) and 10(r), as updated from time to time by any Guarantor.

         11. Affirmative Covenants. SatCom and Loral Satellite, jointly and severally, hereby agree (and, in the case of paragraphs (e), (f), (g), (h), (j), (q) and (s), each other Guarantor hereby agrees), that, so long as this Guarantee remains in effect or any amount is owing to any Lender, the Collateral Agent or the Administrative Agent hereunder, SatCom or such other Guarantor, as the case may be, shall:

         (a) Collateral Coverage Ratio. Maintain a Collateral Coverage Ratio which is at all times equal to or in excess of 1.20 to 1.00; provided that, if at any time the Collateral Coverage Ratio falls below 1.20 to 1.00 then either
(i) SatCom shall designate and deliver additional Acceptable Collateral for inclusion in the Collateral Pool or (ii) additional Acceptable Letters of Credit shall be issued to the Collateral Agent on behalf of the Lenders, in each case, in amounts such that after giving effect thereto the Collateral Coverage Ratio shall be at least 1.20 to 1.00. In connection with the delivery of any Acceptable Collateral to the Collateral Agent pursuant to this paragraph, SatCom and Loral Satellite shall execute such documents and take such actions as the Collateral Agent or the Administrative Agent may require to cause such Acceptable Collateral to become subject to a perfected security interest in favor of the Collateral Agent and shall deliver satisfactory appraisals of such Acceptable Collateral to the Collateral Agent and the Administrative Agent.

         (b) Transponders Lease Agreements. Cause (i) title to all transponders on all Orbiting Satellites to be transferred from Loral SpaceCom to SatCom upon the Successful Launch thereof pursuant to asset purchase agreements which are in form and substance satisfactory to the Administrative Agent (each, a "Transponder Transfer Agreement"), (ii) intercompany lease agreements for the lease of transponders on any Orbiting Satellite by SatCom to Loral SpaceCom (each, a "Master Lease Agreement") to have terms and conditions which are, in all material respects, substantially in the form of Exhibit C (which form is hereby approved) and (iii) in connection with entering into any such Master Lease Agreement, all relevant Persons to enter into an Availability Agreement, a Termination Agreement and a TT&C Agreement, substantially in the form of Exhibits D, E and F.

         (c) Financial Statements. Furnish to the Administrative Agent:

         (i) as soon as available, but in any event within 120 days after the end of each fiscal year of SatCom, a copy of (x) (1) the audited Loral-only condensed financial statements of Loral on a stand alone basis and (2) the audited consolidated financial statements for Loral and its consolidated Subsidiaries, in each case, as at the end of such year and the related audited statements of operations and cash flows, (y) the audited consolidated financial statements for Loral SpaceCom and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and cash flows and (z) the audited combined balance sheet of SatCom and Loral Satellite and their respective Subsidiaries as of the end of such year and the related audited combined statements of operations and cash flows of SatCom and Loral Satellite and their respective Subsidiaries. Each financial statement delivered pursuant to this Section 11(c)(i) shall to the extent appropriate set forth in comparative form the figures for the previous year and shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

         (ii) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of SatCom, (x) the unaudited consolidated financial statements for Loral and its Subsidiaries as at the end of such quarter and the related unaudited statements of operations and cash flows, (y) the unaudited consolidated financial statements for Loral SpaceCom and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (z) the unaudited combined balance sheet of SatCom and Loral Satellite and their respective Subsidiaries as of the end of such quarter and the related unaudited combined statements of operations and cash flows of SatCom and Loral Satellite and their respective Subsidiaries on a combined basis. Each financial statement delivered pursuant to this Section 11(c)(ii) shall to the extent appropriate set forth in comparative form the figures for the previous year and shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         (d) Certificates; Other Information. Furnish to the Administrative
Agent:


         (i) concurrently with the delivery of the financial statements referred to in Section 11(c)(i) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any SatCom Default or SatCom Event of Default except as specified in such certificate;

         (ii) concurrently with the delivery of the financial statements referred to in Section 11(c) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, SatCom during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Guarantee, and in the other Loan Documents to which it is a party, to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any SatCom Default or SatCom Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 11(a), 12(a) and 12(b);

         (iii) within five days after the same are sent, copies of all periodic reports which Loral sends to its respective stockholders, and within five days after the same are filed, copies of all periodic reports which Loral may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

         (iv) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         (e) Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (other than judgments, Indebtedness and Contingent Obligations, which shall be beyond the scope of this Section) including, without limitation, taxes, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Guarantor or its Subsidiaries, as the case may be.

         (f) Conduct of Business and Maintenance of Existence. Continue to engage in the same business as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply in all material respects with all material Contractual Obligations (other than judgments, Indebtedness and Contingent Obligations, which shall be beyond the scope of this Section) and material Requirements of Law (except for Environmental Laws, which shall be governed by Section 11(k)), except as otherwise expressly permitted by this Guarantee.

         (g) Maintenance of Property; Insurance.

         (i) Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks but including in any event public liability, product liability and business interruption as are usually insured against in the same general area by companies engaged in the same or a similar business, as certified by a Responsible Officer; and furnish to each Lender, upon written request, full information as to the insurance carried;

         (ii) Without limiting the foregoing, maintain with financially sound and reputable insurance companies commercial launch insurance on Telstar 7, Telstar 7-R and Telstar R and in-orbit insurance with respect to each Orbiting Satellite for each such Satellite's replacement cost, as certified by a Responsible Officer. All such insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof.

         (h) Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, subject to applicable governmental security and secrecy regulations, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired with prior notice to such Guarantor (which can have a representative present if it so chooses), and to discuss the business, operations, properties and financial and other condition of such Guarantor and its Subsidiaries with officers and employees of such Guarantor and its Subsidiaries and with its independent certified public accountants.

         (i) Notices. Promptly give notice (to be confirmed promptly in writing) to the Administrative Agent and each Lender:

         (i) of any (x) default or event of default under any Contractual Obligation of such Guarantor or any of its Subsidiaries or (y) litigation, investigation or proceeding which may exist at any time between such Guarantor or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (ii) of any litigation or proceeding affecting such Guarantor or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance; or in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect;

         (iii) as soon as possible and in any event within 30 days after such Guarantor knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan which could reasonably be expected to result in any liability to such Guarantor or any Subsidiary in excess of $1,000,000 or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or such Guarantor or any Commonly Controlled Entity with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan. Such Guarantor shall deliver to the Administrative Agent and each Lender a certificate of the chief financial officer of such Guarantor setting forth the details thereof and the action that such Guarantor or Commonly Controlled Entity proposes to take with respect thereto; and

         (iv) of the occurrence of any event having or which could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, such Guarantor proposes to take with respect thereto.

         (j) Environmental Laws.

         (i) Comply with, and require compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

         (ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required by a Governmental Authority under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

         (iii) Defend, indemnify and hold harmless the Collateral Agent, the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive the termination of this Guarantee.

         (k) Telstar 7 Launch. Use its best efforts to attempt a Successful Launch of Telstar 7 by December 31, 2000.

         (l) Appraisals. (i) By May 31 of each year or at the request of SatCom, deliver to the Administrative Agent an appraisal demonstrating the Appraised Value of each Orbiting Satellite prepared by an Approved Appraiser and satisfactory in form and substance to the Administrative Agent; and

         (ii) Within 60 days of the occurrence of a Partial Failure with respect to any Orbiting Satellite, deliver to the Administrative Agent an appraisal demonstrating the Appraised Value (after giving effect to such Partial Failure) of such Orbiting Satellite prepared by an Approved Appraiser and satisfactory in form to the Administrative Agent.

                  (m) Cash Collateral Accounts.

                  (i) (A) establish and maintain a pledged collateral account (as to SatCom, the "SatCom Collateral Account" and, as to Loral Satellite, the "Loral Satellite Collateral Account") with the Collateral Agent subject to the sole dominion and control of the Collateral Agent pursuant to a Cash Collateral Agreement, substantially in the form of Exhibit B (as the same may be amended, supplemented or otherwise modified from time to time, a "SatCom Cash Collateral Agreement"), (B) at any time after a Default or Event of Default occurs and is continuing, deposit all lease payments received by SatCom in connection with the Master Lease Agreements with respect to any Orbiting Satellite directly into the SatCom Collateral Account, and (C) deposit directly into the SatCom Collateral Account or the Loral Satellite Collateral Account, as the case may be, (x) all insurance proceeds received as a result of a Partial Failure with respect to any Orbiting Satellite and (y) all amounts required to be deposited pursuant to Sections 11(o) and 11(p); and

                  (ii) at any time after a Default or Event of Default occurs and is continuing, cause all payments received by SatCom or Loral Satellite in connection with any Intercompany Note to be deposited directly into the SatCom Collateral Account or the Loral Satellite Collateral Account, as the case may be.

                  (n) Payments under Intercompany Notes. At any time after the occurrence and during the continuation of a Default or Event of Default, demand, accept and receive all payments of interest and principal on any Intercompany Note which is then due and payable pursuant to the terms thereof.

                  (o) In-Orbit Failures.

                  (i) Upon the first occurrence of an In-Orbit Failure with respect to any Orbiting Satellite after the Closing Date, (A) use its best efforts to promptly (and, in any event, except in the case of a purchase agreement, prior to the receipt of the insurance proceeds referred to in clause (B) below ) enter into a Satellite Contract or purchase agreement for the construction or purchase of a Replacement Satellite (which has a comparable value to the Satellite being replaced (as determined pursuant to an appraisal by an Approved Appraiser) and is operationally equivalent thereto) which shall have the same ownership structure as such Orbiting Satellite, (B) cause the insurance proceeds (other than Excess Insurance Proceeds) from such In-Orbit Failure to be segregated and maintained in a separate bank account (as to which the Collateral Agent has no Lien), such account to be satisfactory to the Administrative Agent and subject to withdrawal solely to make payments under such Satellite Contract or purchase agreement, as the case may be, (it being understood that the documentation relating to such bank account shall be satisfactory in form and substance to the Administrative Agent and may not be amended without the consent of the Administrative Agent (which consent shall not be unreasonably withheld)); (C) use its best efforts to ensure that such Replacement Satellite will be constructed or purchased and a Successful Launch, if necessary, of such Replacement Satellite will be attempted within a reasonable period of time; (D) cause the Collateral

         Agent, on behalf of the Secured Parties, to be named as the loss payee under the insurance policies for such Replacement Satellite; and (E) in the event that such Satellite Contract or purchase agreement, as the case may be, is terminated for any reason, cause all insurance proceeds on deposit in the segregated bank account at the time of such termination to be immediately deposited in the SatCom Collateral Account and the Loral Satellite Collateral Account, as appropriate;

                  (ii) Upon any subsequent In-Orbit Failure with respect to an Orbiting Satellite after the Closing Date, cause the insurance proceeds from such In-Orbit Failure to be immediately deposited in the SatCom Collateral Account and the Loral Satellite Collateral Account, as appropriate.

                  (p) Launch Failures.

                  (i) Upon the occurrence of a Telstar 7 Launch Failure, (A) use its best efforts to promptly (and, in any event, except in the case of a purchase agreement, prior to the receipt of the insurance proceeds referred to in clause (B) below) enter into a Satellite Contract or purchase agreement for the construction or purchase of a Replacement Satellite (which has a comparable value to the Satellite being replaced (as determined pursuant to an appraisal by an Approved Appraiser) and is operationally equivalent thereto) which shall have the same ownership structure as Telstar 7, (B) cause the insurance proceeds (other than Excess Insurance Proceeds) from such Launch Failure to be segregated and maintained in a separate bank account, such account to be satisfactory to the Administrative Agent and subject to withdrawal solely to make payments under such Satellite Contract or purchase agreement, as the case may be, (it being understood that the documentation relating to such bank account shall be satisfactory in form and substance to the Administrative Agent and may not be amended without the consent of the Administrative Agent (which consent shall not be unreasonably withheld)); (C) use its best efforts to ensure that such Replacement Satellite will be constructed or purchased and a Successful Launch, if necessary, of such Replacement Satellite will be attempted within a reasonable period of time; (D) cause the Collateral Agent, on behalf of the Secured Parties, to be named as the loss payee under the insurance policies for such Replacement Satellite; and (E) in the event that such Satellite Contract or purchase agreement, as the case may be, is terminated for any reason, cause all insurance proceeds on deposit in the segregated bank account at the time of such termination to be immediately deposited in the SatCom Collateral Account and the Loral Satellite Collateral Account, as appropriate.

                  (ii) Upon any subsequent Launch Failure with respect to any Satellite after the Closing Date, cause the insurance proceeds from such Launch Failure to be immediately deposited in the SatCom Collateral Account and the Loral Satellite Collateral Account, as appropriate.

                  (q) New Subsidiaries; Further Security and Guarantees. In the event that such Guarantor or any of its Subsidiaries forms any new Subsidiary, such Guarantor shall cause such Subsidiary to become a party to (i) this Guarantee by causing such Subsidiary to (x) execute and deliver to the Collateral Agent an Assumption Agreement in the form of

         Annex 1 hereto, (y) cause each holder of any Equity Interest of such Subsidiary to pledge 100% of such Equity Interest and (z) take any necessary steps to perfect the security interest to be created thereby and (ii) the Collateral Agency Agreement by causing such Subsidiary to execute and deliver to the Collateral Agent an assumption agreement in the form of Exhibit A to the Collateral Agency Agreement.

                  (r) Final FCC Order. Use its best efforts to obtain a final order from the FCC with respect to the transfer of the FCC Licenses to Loral Satellite and consummate such transfer as soon as practicable following the Closing Date, but in no event later than October 15, 1999.

                  (s) Preservation of Separate Corporate Existence of SatCom and Loral Satellite. From and after the Closing Date, in the case of SatCom and Loral Satellite and their respective Subsidiaries, take (or refrain from taking, as the case may be) such actions such actions as shall be required to insure its compliance with the following provisions:

                  (i) Each of SatCom, Loral Satellite and their respective Subsidiaries shall maintain corporate records and books of account separate from those of Loral, the Borrower and their respective Subsidiaries and stationery and other business forms that are separate and distinct from those of Loral, the Borrower and their respective Subsidiaries.

                  (ii) The assets of each of SatCom, Loral Satellite and their respective Subsidiaries will be maintained in a manner that facilitates their identification and segregation from those of Loral, the Borrower and their respective Subsidiaries.

                  (iii) Each of SatCom, Loral Satellite and their respective Subsidiaries, shall strictly observe corporate formalities in its dealings with Loral, the Borrower and their respective Subsidiaries, and no funds or other assets of Loral, the Borrower or their respective Subsidiaries will be commingled or pooled with those of SatCom or Loral Satellite or their respective Subsidiaries. Neither SatCom, Loral Satellite nor their respective Subsidiaries will maintain joint bank accounts with Loral, the Borrower or their respective Subsidiaries or other depository accounts with Loral, the Borrower or their respective Subsidiaries to which SatCom, Loral Satellite or their respective Subsidiaries has independent access.

                  (iv) To the extent that either SatCom, Loral Satellite or their respective Subsidiaries shares any officers or other employees with Loral, the Borrower or any of their respective Subsidiaries, the salaries of and the expenses related to providing benefits to such officers and other employees will be fairly allocated among SatCom, Loral Satellite or any of their respective Subsidiaries, as the case may be, and Loral, the Borrower or such Subsidiary, and SatCom, Loral Satellite or any of their respective Subsidiaries, as the case may be, and Loral, the Borrower or such Subsidiary shall bear their fair shares of the salary and benefit costs associated with all such common officers and employees.

                  (v) To the extent that SatCom, Loral Satellite or any of their respective Subsidiaries jointly contracts with Loral, the Borrower or any of their respective Subsidiaries to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing will be allocated fairly between SatCom, Loral Satellite or any of their respective Subsidiaries, as the case may be, and Loral, the Borrower or such Subsidiary, and SatCom, Loral Satellite or any of their and their respective Subsidiaries, as the case may be, and Loral, the Borrower or such Subsidiary shall bear their fair shares of such costs. To the extent that SatCom, Loral Satellite or any of their and their respective Subsidiaries contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of Loral, the Borrower or any of their respective Subsidiaries, the costs incurred in so doing shall be fairly allocated between SatCom, Loral Satellite or any of their respective Subsidiaries, as the case may be, and Loral, the Borrower or such Subsidiary in proportion to the benefit of the goods or services each is provided, and SatCom, Loral Satellite or any of their respective Subsidiaries, as the case may be, and Loral, the Borrower or such Subsidiary shall bear their fair shares of such costs. All material transactions between SatCom, Loral Satellite or any of their respective Subsidiaries, and Loral, the Borrower or any of their respective Subsidiaries, whether currently existing or hereafter entered into, shall be only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Loan Documents meet the requirements of this clause (v).

                  (vi) Each of SatCom and Loral Satellite and their respective Subsidiaries shall maintain office space separate from the office space of Loral, the Borrower or any of their respective Subsidiaries (but which may be located at the same address as the Loral, the Borrower or such Subsidiary). To the extent that SatCom, Loral Satellite or any of their respective Subsidiaries, as the case may be, and Loral, the Borrower or any of their respective Subsidiaries have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses.

                  (vii) Except as provided in the Loan Documents, neither SatCom nor Loral Satellite nor any of their Subsidiaries shall assume or guarantee any of the liabilities of Loral, the Borrower or any of their respective Subsidiaries.

                  12. Financial Covenants. SatCom and Loral Satellite, jointly and severally, hereby agree that, so long as this Guarantee remains in effect or any amount is owing to any Lender, the Collateral Agent or the Administrative Agent hereunder, they shall not:

                  (a) Maintenance of Combined Net Worth. Permit Combined Net Worth at the end of any fiscal quarter to be less than $375,000,000.

                  (b) Maintenance of Combined EBITDA. (i) At such time as there exists (x) one Orbiting Satellite and (y)(A) the Guarantors are permitted to construct or purchase a Replacement Satellite in accordance with Section 11(o)(i) or 11(p)(i) hereof or (B) a Successful Launch of

Telstar 7 has not been attempted, permit at the last day of any fiscal quarter ending during any test period set forth below, Combined EBITDA for the period of two fiscal quarters (or four fiscal quarters in the case of the period ending December 31, 1999) ending on such date to be less than the amounts set forth opposite such test period below:


            Test Period                                          Combined EBITDA
            -----------                                          ---------------
January 1, 1999 - December 31, 1999                                12,500,000
January 1, 2000 - June 30, 2000                                    12,500,000
July 1, 2000 - December 31, 2000                                   12,500,000
January 1, 2001 - June 30, 2001                                    15,000,000
July 1, 2001 - December 31, 2001                                   15,000,000
January 1, 2002 - June 30, 2002                                    17,500,000
July 1, 2002 - December 31, 2002                                   17,500,000
January 1, 2003 - June 30, 2003                                    17,500,000
July 1, 2003 - December 31, 2003                                   17,500,000


and (ii) at all other times, permit at the last day of any fiscal quarter ending during any test period set forth below, Combined EBITDA for the period of two fiscal quarters ending on such date to be less than the amounts set forth opposite such test period below:


            Test Period                                          Combined EBITDA
            -----------                                          ---------------
Closing Date - December 31, 1999                                   12,500,000
January 1, 2000 - June 30, 2000                                    25,000,000
July 1, 2000 - December 30, 2000                                   25,000,000
January 1, 2001 - June 30, 2001                                    30,000,000
July 1, 2001 - December 31, 2001                                   30,000,000
January 1, 2002 - June 30, 2002                                    35,000,000
July 1, 2002 - December 31, 2002                                   35,000,000
January 1, 2003 - June 30, 2003                                    35,000,000
July 1, 2003 - December 31, 2003                                   35,000,000

; provided that (A) this Section 12(b) shall not apply at such time as (x) there are no Orbiting Satellites and (y) the Guarantors are permitted to construct or purchase two Replacement

Satellites in accordance with Section 11(o)(i) and 11(p)(i), (B) in any test period in which a Satellite experiences a Total Failure for any part of such test period, for purposes of this Section 12(b), Combined EBITDA for such period shall be calculated on a pro forma basis, and shall be tested under this Section 12(b), as if such Total Failure occurred at the beginning of such period, (C) in any test period in which a Satellite experiences a Partial Failure for any part of such test period, the amounts set forth above shall be adjusted on a pro forma basis to reflect the loss of capacity (and the resulting decrease in the required amount of Combined EBITDA for the relevant test period under this
Section 12(b)) resulting from such Partial Failure, and such adjustment shall be acceptable to the Administrative Agent and the Majority Lenders and (D) for purposes of calculating the covenants set forth in this Section 12(b), in the event of a Successful Launch of Telstar 7 or any Replacement Satellite in any test period, Combined EBITDA for such period shall be calculated on a pro forma basis, and shall be tested under this Section 12(b), as if such Successful Launch occurred on the first day of the next succeeding test period.

                  13. Negative Covenants. Each Guarantor hereby agrees that, so long as this Guarantee remains in effect or any amount is owing to any Lender, the Collateral Agent or the Administrative Agent hereunder, such Guarantor shall not and shall not permit any of its Subsidiaries to:

                  (a) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Indebtedness set forth on Schedule 13(a), Indebtedness created hereunder and Indebtedness between SatCom and Loral Satellite.

                  (b) Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                  (i) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Guarantor in accordance with GAAP;

                  (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings;

                  (iii) easements, rights-of-way, restrictions and other Liens incurred in the ordinary course of business which do not secure Indebtedness and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Guarantor;

                  (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (v) Liens under the Loan Documents; and

                  (vi) other Liens incidental to the conduct of such Guarantor's businesses or the ownership of its property not securing any Indebtedness, and which do not in the aggregate materially detract from the value of such Guarantor's property when taken as a whole, or materially impair the use thereof in the operation of its businesses.

                  (c) Limitation on Fundamental Changes. Enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) except that any Subsidiary may be merged or consolidated with or into such Guarantor (provided that such Guarantor shall be the continuing or surviving corporation) and a Guarantor may merge into another Guarantor.

                  (d) Limitation on Sale of Assets. Convey, sell, lease, transfer or otherwise dispose of any assets in a transaction or series of related transactions, including in connection with any Sale and Leaseback Transaction, except that:

                  (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, such Guarantor may sell, lease, transfer or otherwise dispose of assets released from the Collateral Pool pursuant to Section 3(b);

                  (ii) such Guarantor may sell, lease, transfer or otherwise dispose of obsolete or worn out property in the ordinary course of business;

                  (iii) such Guarantor may sell, lease or transfer its interests in any FCC Licenses to any other Guarantor;

                  (iv) such Guarantor may sell, transfer or otherwise dispose of Cash Equivalents in exchange for a comparable amount of cash and/or Cash Equivalents;

                  (v) such Guarantor may enter into and perform its obligations under the Loan Documents; and

                  (vi) such Person may make such transfers permitted by Sections 13(e) and (f).

                  (e) Limitation on Restricted Payments. Declare or pay any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Guarantor or any Subsidiary, or permit any Subsidiary to make any payment on account of, or purchase or otherwise acquire, any shares of any class of stock of such Guarantor or any Subsidiary from any Person, except that:

                  (i) SatCom and Loral Satellite may pay dividends to Loral or Loral Corporation, as the case may be, so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) after giving effect to any such dividends, the combined aggregate unencumbered cash on hand (including any Cash Equivalents permitted hereunder) at SatCom and Loral Satellite is at least equal to $50,000,000 and (C) SatCom and Loral Satellite shall have made loans (evidenced by Intercompany Notes) to Loral in an aggregate outstanding principal amount at least equal to $100,000,000 at the time such dividend is paid;

                  (ii) SatCom may make a distribution in the form of a dividend to Loral of assets released from the Collateral Pool pursuant to
         Section 3(b);

                  (iii) Subsidiaries of SatCom may pay dividends to SatCom;

                  (iv) SatCom and Loral Satellite may pay dividends consisting of the non-cash consideration from the Borrower paid in connection with this Agreement;

                  (v) Subsidiaries of Loral Satellite may pay dividends to Loral Satellite; and

                  (vi) Dividends consisting of Excess Insurance Proceeds.

                  (f) Limitation on Investments and Capital Expenditures. Make, commit to make or maintain any Investment or capital expenditures, except:

                  (i) loans to Loral by SatCom so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) any such loans are evidenced by Intercompany Notes which are pledged to the Collateral Agent pursuant to this Guarantee and (C) after giving effect to any such loans or dividends, the combined aggregate unencumbered cash on hand (including any Cash Equivalents permitted hereunder) at SatCom is at least equal to $50,000,000;

                  (ii) the construction or purchase of Telstar 7 and Replacement Satellites contemplated under this Guarantee; and

                  (iii) Investments by such Guarantor in its Subsidiaries created in the ordinary course of business, provided that no such Investment in any Subsidiary shall include the transfer to such Subsidiary of any assets included in calculating the Collateral Pool Value at such time.

                  (g) Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Guarantor or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party, other than this Guarantee and the other Loan Documents.

                  (h) Affiliates. Except as set forth on Schedule 13(h), enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate (other than a Wholly Owned Subsidiary) or enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate (including any modification or amendment to any such transaction or contract that, in the reasonable judgment of such Guarantor, is no less favorable to such Guarantor than such transaction or contract) and any transaction or contract which is upon terms no less favorable to such Guarantor than it would obtain in a comparable arm's length transaction with a Person not an Affiliate (which, prior to the Release Date, shall be determined in the reasonable judgment of such Guarantor), provided that this subsection shall not prohibit (a) employee compensation arrangements entered into in the ordinary course of business and approved by the compensation committee (or equivalent body) of such Guarantor, (b) payments permitted under
Section 13(e), (c) the Master Lease Agreements, (d) tax sharing agreements, (e) management fees and related costs payable to Loral or its Subsidiaries by SatCom or Loral Satellite, (f) the Transponder Transfer Agreement with respect to Telstar 7 or (g) the transfer of assets with respect to Telstar 7 from Loral SpaceCom to Loral Satellite.

                  (i) Changes in Fiscal Periods. Permit the fiscal year of such Guarantor to end on a day other than December 31 or such other date as such Guarantor is required to use for U.S. federal income tax purposes or change such Guarantor's method of determining fiscal quarters.

                  (j) Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the business in which SatCom is engaged on the Closing Date.

                  (k) Dividend and Other Payment Restrictions Affecting Subsidiaries. Create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

                           (A) pay dividends or make any other distributions on
                  its Equity Interests to such Guarantor or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to such Guarantor or any of its Subsidiaries;

                           (B) make loans or advances to such Guarantor or any
                  of its Subsidiaries;

                           (C) transfer any of its properties or assets to such
                  Guarantor or any of its Subsidiaries; or

                           (D) pay dividends described on Schedule 6.9 of the
                  Credit Agreement.

                  (l) Amendments to Certain Documents. Without the consent of the Administrative Agent and the Majority Lenders (such consent not to be unreasonably withheld), amend, modify or waive any provision of any Master Lease Agreement, the Availability Agreement, the TT&C Agreement, any Transponder Transfer Agreement or any other agreement entered into pursuant to Section 11(b).

                  (m) Loss Payee. Name or caused to be named any Person other than the Collateral Agent, Loral Satellite or SatCom as loss payee under any insurance policy relating to any Satellite that constitutes Collateral.

                  (n) Changes in Locations. Except upon 15 days' prior written notice to the Administrative Agent and the Collateral Agent and delivery to the Administrative Agent and the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedules 2, 3 or 4, as applicable, showing any additional location at which Equipment shall be kept, any additional location of any Ground Station and any additional construction site of any Satellite, as the case may be :

                  (i) permit any of the Equipment to be kept at a location other than those listed on Schedule 2;

                  (ii) change its jurisdiction of organization or the location of its chief executive office in the United States from that existing on the Closing Date;

                  (iii) permit the existence or use of any Ground Station at a location other than those listed on Schedule 3; or

                  (iv) permit the existence or use of a construction site for any Satellite at a location other than those listed on Schedule 4.

                  14. SatCom Events of Default. Upon the occurrence of any of the following events:

                  (i) Any representation or warranty made or deemed made by or on behalf of any Guarantor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Guarantee shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (ii) Any Guarantor shall default in the observance or performance of any agreement contained in Section 11(a), 11(b), 11(g) (ii), 11(k), 11(l), 11(m), 11(n), 11(o), 11(p), 11(r), 11(s) (without regard to, in each case, whether such Guarantor has used its best efforts), 12 or 13; or

                  (iii) Any Guarantor shall default in the observance or performance of any other agreement contained in this Guarantee, and such default shall continue unremedied for a period of 30 days; or

                  (iv) Any Guarantor, Loral (but only so long as any Intercompany Notes remain unpaid) or Loral SpaceCom shall (A) default in any payment of principal of or interest on any Indebtedness or in the payment of any Contingent Obligation in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created and (I) in each case, the aggregate principal amount of all such Indebtedness equals or exceeds $1,000,000 (or, in the case of Loral or Loral SpaceCom, $25,000,000 and (II) with respect to a default in the payment of interest by such

Guarantor, Loral or Loral SpaceCom, the effect of such default is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or such Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

                  (v) (A) Any Guarantor or any of its Subsidiaries, Loral or Loral SpaceCom shall commence any case, proceeding or other action (I) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (II) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Guarantor or any of its Subsidiaries, Loral or Loral SpaceCom, as the case may be, shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against such Guarantor or any of its Subsidiaries, Loral or Loral SpaceCom, any case, proceeding or other action of a nature referred to in clause (A) above which (I) results in the entry of an order for relief or any such adjudication or appointment or (II) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against such Guarantor or any of its Subsidiaries, Loral or Loral SpaceCom any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) such Guarantor or any of its Subsidiaries, Loral or Loral SpaceCom shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or
(E) such Guarantor or any of its Subsidiaries, Loral or Loral SpaceCom shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (vi) (A) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (E) such Guarantor or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Required Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could subject such Guarantor or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of SatCom and its Subsidiaries taken as a whole; or

                  (vii) One or more judgments or decrees shall be entered against SatCom or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (viii) any Security Document (including this Guarantee) shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (ix) A Change of Control shall occur;

then, and in any such event, a SatCom Event of Default shall have occurred.

                  15. Authority of Collateral Agent and Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent and the Administrative Agent under this Guarantee with respect to any action taken by the Collateral Agent or the Administrative Agent or the exercise or non-exercise by the Collateral Agent or the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Collateral Agent, the Administrative Agent and the Lenders, be governed by the Collateral Agency Agreement and the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent or the Administrative Agent and such Guarantor, the Collateral Agent or the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and such Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  16. Notices. All notices, requests and demands to or upon the Collateral Agent, the Administrative Agent, any Lender or any Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

                  (a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in Section 9.2 of the Credit Agreement;

                  (b) if to the Collateral Agent, at its address or transmission number for notices provided on the signature pages of the Collateral Agency Agreement; and

                  (c) if to any Guarantor, at its address or transmission number for notices set forth under its signature below.

                  The Collateral Agent, the Administrative Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                  17. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  18. Integration. This Guarantee and the other Loan Documents represent the agreement of the Loan Parties, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  19. Amendments in Writing; No Waiver; Cumulative Remedies. (a) Subject to subsection 9.1 of the Credit Agreement, none of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors, the Collateral Agent and the Administrative Agent.

                  (b) Neither the Collateral Agent, the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 19(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any SatCom Default or SatCom Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent, the Administrative Agent or such Lender would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  20. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  21. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent, the Administrative Agent and the Lenders and their successors and assigns. No Guarantor may transfer any of its rights or obligations under this Guarantee without the written consent of each Lender except pursuant to Section 13(c).

                  22. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  23. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  24. Acknowledgments. Each Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents;

                  (b) neither the Collateral Agent, the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Collateral Agent, the Administrative Agent and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

                  25. WAIVERS OF JURY TRIAL. EACH GUARANTOR, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  26. Regulatory Approvals. (a) Any provision contained herein to the contrary notwithstanding, except for the security interests expressly granted herein or therein or upon the exercise by the Collateral Agent or the Administrative Agent of rights and remedies in accordance herewith or therewith and pursuant to clause (b), below, upon the occurrence and continuation of an Event of Default, this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Loan Parties by the Secured Parties, or control, affirmative or negative, direct or indirect, by the Secured Parties over the management or any other aspect of the operation of any Guarantor, which ownership and control remain exclusively and at all times in such Guarantor and
(ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license, permit, certificate or authorization at any time issued to any Guarantor by the FCC, any other federal, state or local regulatory or governmental bodies applicable to or having jurisdiction over such Guarantor or any Governmental Authority, or the transfer of control of any such Guarantor within the meaning of the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, any other federal or state laws, rules and regulations of other operating municipality regulatory or governmental bodies applicable to or having jurisdiction over any Guarantor as well as pursuant to the terms of any franchise, license or similar operating right held by such Guarantor.

                  (b) Any provision contained herein to the contrary notwithstanding, no action, including any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent, shall be taken hereunder by the Collateral Agent with respect to any item of the Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal or state laws, rules and regulations of other operating municipality regulatory or governmental bodies applicable to or having jurisdiction over any Guarantor, have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC, any operating municipality and any other Governmental Authority under the terms of any franchise, license or similar operating right held by such Guarantor. It is the intention of the parties hereto that the Liens in favor of the Collateral Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations as well as the terms of any franchise, license or similar operating right held by any Guarantor and that nothing in this Agreement shall be construed to diminish the control exercised by such Guarantor except in accordance with the provisions of such statutory requirements and rules and regulations as well as the terms of any franchise, license or similar operating right held by such Guarantor and the obtaining in advance of any necessary consents, approvals or authorizations pursuant thereto. Each Guarantor agrees that upon request by the Collateral Agent from time to time after which a Notice of Default is in effect, it will use its reasonable best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this
Section 26.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                        LORAL SATCOM  LTD.


                                        By:    /s/  Eric J. Zahler
                                             -----------------------------------

                                             Name:  Eric J. Zahler
                                             Title: Senior Vice President

                                        Address for Notices:
                                        c/o Loral SpaceCom Corporation
                                        600 Third Avenue
                                        New York, New York  10016
                                        Attn:  General Counsel and Treasurer
                                        Telex: 212-697-1105
                                        Fax:   212-338-5350
                                               212-867-5248




                                        LORAL SATELLITE, INC.


                                        By:    /s/  Eric J. Zahler
                                             -----------------------------------

                                             Name:  Eric J. Zahler
                                             Title: Senior Vice President

                                        Address for Notices:
                                        c/o Loral SpaceCom Corporation
                                        600 Third Avenue
                                        Attn:  General Counsel and Treasurer
                                        New York, New York  10016
                                        Telex: 212-697-1105
                                        Fax:   212-338-5350
                                               212-867-5248

                                        BANK OF AMERICA, NATIONAL
                                        ASSOCIATION, as Collateral Agent


                                        By:    /s/  Liliana Claar
                                             -----------------------------------

                                             Name:  Liliana Claar
                                             Title: Vice President

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement



                  ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Guarantor"), in favor of ____________________, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H :


                  WHEREAS, Globalstar, L.P. (the "Borrower"), the Lenders and Bank of America, National Association, as Administrative Agent for the Lenders, have entered into a Credit Agreement, dated as of August 5, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, SatCom and Loral Satellite (other than the Additional Guarantor) have entered into the Guarantee and Collateral Agreement, dated as of August 5, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in
Section 11(p) of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 10 of the Guarantee and Collateral Agreement is true and correct as to it on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GUARANTOR]


                                        By:
                                             -----------------------------------

                                             Name:
                                             Title: